UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

SIRONA DENTAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22673	11-3374812
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

30-30 47th Avenue, Suite 500, Long Island City, New York 11101

(Address of principal executive offices, including zip code)

(718) 937-5765

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01            Completion of Acquisition or Disposition of Assets.

On February 29, 2016, Sirona Dental Systems, Inc., a Delaware corporation (“Sirona” or the “Company”), completed the previously announced “merger of equals” strategic business combination contemplated by that certain Agreement and Plan of Merger, dated as of September 15, 2015 (the “Merger Agreement”), by and among Sirona, DENTSPLY International Inc., a Delaware corporation (“DENTSPLY”), and Dawkins Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of DENTSPLY (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Sirona (the “Merger”), with Sirona continuing as the surviving corporation in the Merger and a wholly owned subsidiary of DENTSPLY.

As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of Sirona (the “Sirona Common Stock”), other than certain cancelled shares, was converted into the right to receive 1.8142 shares of DENTSPLY common stock (the “DENTSPLY Common Stock”) and cash in lieu of any fractional shares of DENTSPLY Common Stock that the Sirona stockholders would otherwise have been entitled to receive.

The issuance of DENTSPLY Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to DENTSPLY’s registration statement on Form S-4 (File No. 333-207669) filed with the United States Securities and Exchange Commission (the “SEC”) on December 8, 2015.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K (this “Form 8-K”) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to Sirona’s Current Report on Form 8-K filed with the SEC on September 16, 2015 and incorporated herein by reference.

Item 3.01            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, trading in shares of Sirona Common Stock on the Nasdaq Global Select Market (“NASDAQ”) has been halted. Sirona has requested that NASDAQ file a notification of removal from listing and registration on Form 25 with the SEC to delist and deregister the Sirona Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Sirona intends to file with the SEC a certification on Form 15 requesting the termination of registration of the Sirona Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth under Item 2.01 of this Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03            Material Modification to Rights of Security Holders.

In connection with the Merger, at the Effective Time, each share of Sirona Common Stock was converted into the right to receive 1.8142 shares of DENTSPLY Common Stock. The information set forth under Items 2.01 and 3.01 of this Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01            Changes in Control of Registrant.

The information set forth under Items 2.01 and 3.01 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the terms of the Merger Agreement, at the Effective Time all of the directors of Sirona resigned from and ceased serving as a director on the board of directors of Sirona and any and all committees thereof. No director resigned because of any disagreement with Sirona on any matter relating to Sirona’s operations, policies or practices.

In accordance with the terms of the Merger Agreement, from and after the Effective Time, Michael Augins and Jonathan Friedman were appointed to Sirona’s board of directors.

Officers

In accordance with the Merger Agreement, all of the officers of Sirona resigned and ceased serving as officers of Sirona, other than Michael Augins, who was appointed President of Sirona, and Jonathan Friedman, who was appointed Secretary and Treasurer of Sirona, in each case, effective as of the Effective Time. No officer resigned because of any disagreement with Sirona on any matter relating to Sirona’s operations, policies or practices.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of Sirona, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation set forth as Exhibit A to the Merger Agreement (the “Amended and Restated Certificate of Incorporation of Sirona”). Moreover, at the Effective Time, the bylaws of Sirona were amended and restated in their entirety so as to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (the “Amended and Restated Bylaws of Sirona”). Copies of the Amended and Restated Certificate of Incorporation of Sirona and the Amended and Restated Bylaws of Sirona are filed as Exhibits 3.1 and 3.2 to this Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01              Other Events.

On February 29, 2016, Sirona and DENTSPLY issued a joint press release announcing the consummation of the Merger. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Sirona

3.2	Amended and Restated Bylaws of Sirona

99.1	Joint Press Release, dated February 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.

Date: February 29, 2016	By:	/s/ Jonathan Friedman
Name: Jonathan Friedman
Title: Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Sirona

3.2	Amended and Restated Bylaws of Sirona

99.1	Joint Press Release, dated February 29, 2016